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                                                                   Exhibit 23.11
                      CONSENT OF BEVERLY SILLS GREENOUGH


The undersigned hereby consents to the inclusion of his/her name in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 as a person to become a director of TW Inc. (to be renamed "Time Warner Inc.") upon consummation of the mergers of (i) Time Warner Acquisition Corp. into Time Warner Inc. and (ii) TW Acquisition Corp. into Turner Broadcasting System, Inc.


Signature: /s/ Beverly Sills Greenough
           ---------------------------
           Beverly Sills Greenough


Date:  August 8, 1996